EXHIBIT 10.3


                            DEFERRED STOCK AGREEMENT
                                     BETWEEN
                      AMERICAN MEDICAL SECURITY GROUP, INC.
                                       AND
                                SAMUEL V. MILLER


     THIS AGREEMENT, effective as of November 17, 1998 (the "Effective Date"), is by and between American Medical Security Group, Inc., a Wisconsin corporation ("AMSG") and Samuel V. Miller (the "Executive"), parties to this Agreement.

                                    RECITALS

     The Executive is a key employee performing valuable services for AMSG, and AMSG desires to retain the Executive in its service.

     It is to the mutual benefit of the parties to this Agreement that the relationship continue and that the Executive continue to contribute to the operations of AMSG.

     AMSG desires to reward Executive for his past service, loyalty and counsel, and wishes to provide an inducement to encourage Executive's continued efforts on behalf of AMSG.

     AMSG desires to provide such reward and inducement by promising to issue shares of AMSG common stock to the Executive upon the Executive's termination of employment after the satisfaction of certain vesting requirements.

                                   AGREEMENT

     NOW THEREFORE, AMSG and the Executive agree, in consideration of the mutual promises set forth in this Agreement, as follows:

          1. AMSG DEFERRED STOCK. As of the Effective Date, AMSG shall recognize an obligation to issue to the Executive, in accordance with Section 2 of the Agreement, 73,506 shares of AMSG common stock (the "Deferred Stock"), provided that the Executive acquires a vested interest in such Deferred Stock pursuant to the provisions of Section 3 of the Agreement.

          2. ISSUANCE OF DEFERRED STOCK. Subject to the Executive's satisfaction of the vesting requirements set forth in Section 3 of the Agreement, upon the Executive's termination of employment for any reason, AMSG shall issue to the Executive the Deferred Stock promised under Section 1 of the Agreement. The issuance of such Deferred Stock to the Executive (or to the Executive's designated beneficiary in the event of the Executive's death before such Deferred Stock is issued) shall occur in a single issuance of shares of AMSG common stock on January 2nd of the year following the calendar year during which the Executive terminates employment with AMSG.

               At AMSG's option, the shares of Deferred Stock to be issued to the Executive under the Agreement shall be authorized but as yet unissued shares, treasury shares or shares of AMSG common stock acquired on the open market.

          3. VESTING IN DEFERRED STOCK. The Executive shall have a nonforfeitable and vested interest in the Deferred Stock promised under Section 1 of the Agreement on the earliest of the following:

               (a) November 17, 2002, provided that the Executive remains continuously employed with AMSG through November 17, 2002;

               (b)  the Executive's death while employed by AMSG;

               (c)  the Executive's Disability while employed by AMSG;

               (d) the occurrence of a Change in Control while the Executive is employed by AMSG;

               (e) AMSG's termination of the Executive for any reason other than Cause if the Fair Market Value of a share of AMSG's common stock exceeds $12.00 on the date of the Executive's termination.

               If the Executive terminates employment prior to the occurrence of one of the events specified in (a) through (e) above, the Executive shall have no vested interest in any Deferred Stock hereunder and no shares of AMSG common stock shall be issued to the Executive under this Agreement.

               For purposes of this Agreement, the terms "Cause," "Disability," "Change in Control" and "Fair Market Value" shall have the same meanings as provided in the American Medical Security Group, Inc. Equity Incentive Plan, as amended as of the date of this Agreement.

          4. NO TRUST CREATED. Nothing in this Agreement, and no action taken pursuant to the provisions of this Agreement, shall create or be construed to create a trust of any kind, or a fiduciary relationship between AMSG and the Executive, his designated beneficiary or any other person. The right of any person to receive Deferred Stock under the provisions of this Agreement shall be an unsecured claim against AMSG, and no person shall by virtue of the provisions of this Agreement have any interest in such Deferred Stock. To the extent that any person acquires a right to receive Deferred Stock under this Agreement, such right shall be no greater than the right of any unsecured general creditor of AMSG.

          5. DESIGNATED BENEFICIARY. The Executive shall designate one or more beneficiaries to receive any Deferred Stock issued under this Agreement in the event of the Executive's death prior to such issuance. The Executive may change the designated beneficiary at any time by filing a new beneficiary designation with AMSG in a form as prescribed by AMSG. The beneficiary designation form on file with AMSG at the Executive's death shall be controlling. If the Executive fails to validly designate a beneficiary, any Deferred Stock to be issued after the death of the Executive shall be issued to the Executive's estate.

          6. ASSIGNMENT PROHIBITED. The Deferred Stock promised hereunder may not be sold transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

          7. DIVIDENDS, OTHER DISTRIBUTIONS. Prior to the issuance of Deferred Stock hereunder, the Executive shall not be entitled to receive any dividend equivalents or other distributions which may be paid with respect to AMSG's common stock, except as provided in
               Section 11.

          8. BINDING AGREEMENT. This Agreement constitutes the entire agreement between the parties, may be amended only in writing with the consent of both parties, and shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns, including any successor of AMSG resulting from a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of AMSG.

          9.   WITHHOLDING.

               (a) AMSG shall have the power and the right to deduct or withhold, or require the Executive to remit to AMSG, an amount sufficient to satisfy federal, state and local taxes (including the Executive's FICA obligations) required by law to be withheld with respect to any taxable event occurring in connection with the issuance of Deferred Stock hereunder.

               (b) With respect to any withholding required upon the issuance of Deferred Stock, the Executive may elect, subject to the approval of AMSG, to satisfy the withholding requirement, in whole or in part, by having AMSG withhold shares of Deferred Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory tax liability which could be imposed on the transaction. Any election shall be irrevocable, made in writing, and signed by the Executive.

          10. AMSG AFFILIATES. For purposes of the Agreement (including the issuance and vesting provisions in Sections 2 and 3 of the Agreement, respectively), employment with AMSG shall include employment with any AMSG Affiliate (as such term is defined in the American Medical Security Group, Inc. Equity Incentive Plan), and a transfer of the Executive's employment among AMSG and any of its Affiliates shall not be deemed a termination of the Executive's employment.

          11. ADJUSTMENTS IN DEFERRED STOCK SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, partial liquidation, stock dividend, extra-ordinary dividend, split-up, spin-off, share combination, or other change in the corporate structure of AMSG which affects the AMSG common stock, an appropriate and equitable adjustment shall be made in the number of shares of Deferred Stock, to prevent dilution or enlargement of rights and to preserve the benefit of the Agreement to AMSG and the Executive.

          12. IMPACT ON OTHER AMSG BENEFITS. Neither the promise to issue Deferred Stock, nor the issuance of such Deferred Stock under this Agreement, shall be taken into account in determining the Executive's benefits under any other pension, profit sharing, deferred compensation or welfare benefit plan maintained by AMSG, unless specifically provided to the contrary in such other plan.

          13. EXECUTIVE'S EMPLOYMENT. Nothing in this Agreement shall interfere with or limit in any way the right of AMSG to terminate the Executive's employment at any time, nor confer upon the Executive any right to continue in the employ of the AMSG for any given period or upon any specific terms or conditions.

          14. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Wisconsin to the extent not preempted by federal law.

          15. REQUIREMENTS OF LAW. The issuance of Deferred Stock under this Agreement shall be subject to all applicable laws, rules, and regulations, and to any approvals by governmental agencies or national securities exchanges as may be required, and the parties shall make a good faith effort to implement this Agreement in compliance with such applicable laws, rules, regulations and approvals.

          16. ACCOUNTING TREATMENT. The parties intend that the issuance of Deferred Stock under this Agreement result in fixed, rather than variable, accounting treatment to AMSG and shall implement this Agreement in a manner consistent with such intent.

     IN WITNESS WHEREOF, the parties have executed this Agreement on this _____ day of _______________, 1999, with an Effective Date of November 17, 1998.


                                           AMERICAN MEDICAL SECURITY GROUP, INC.


                                           By:
                                              ----------------------------------

                                           Title:
                                                 -------------------------------


                                           EXECUTIVE:


                                           -------------------------------------
                                           Samuel V. Miller

2

                          BENEFICIARY DESIGNATION FORM

                            DEFERRED STOCK AGREEMENT
                                     BETWEEN
                      AMERICAN MEDICAL SECURITY GROUP, INC.
                                       AND
                                SAMUEL V. MILLER


     Pursuant to the terms of the November 17, 1998 Deferred Stock Agreement Between American Medical Security Group, Inc. ("AMSG") and myself (the "Agreement"), I hereby revoke any prior beneficiary designation I may have made and designate the following person(s) as my beneficiary(ies) for any Deferred Stock which may be issued under the Agreement after my death:

                        Name:

               Soc. Sec. No.:

                     Address:

                Relationship:

          [If more than one beneficiary is named, attach a separate sheet and identify the percentage to go to each beneficiary.]

     I reserve the right to revoke or change my beneficiary designation by filing a new Beneficiary Designation Form with AMSG.

     I understand that if I am married and a Wisconsin resident, my spouse may have an interest in any Deferred Stock issued under the Agreement after my death pursuant to Wisconsin marital property law and that such interest may impact upon my beneficiary designation. I further understand that if I fail to validly designate a beneficiary or leave no designated beneficiary surviving me, any Deferred Stock issued under the Agreement after my death will be issued to my estate.


Dated:
       -------------------------                --------------------------------
                                                Samuel V. Miller

Received on behalf of American Medical
Security Group, Inc.:

Dated:                                          By:
       -------------------------                    ----------------------------
                                                    Signature